UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

March 11, 2014
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 7.01:	REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On March 11, 2014, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the third quarter of fiscal year 2014. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.  Exhibit 99.10 is a copy of the slides furnished at the third quarter fiscal year 2014 earnings presentation.

Exhibit No.	Description

99.1           Press release dated March 11, 2014 titled “Wiley Reports Third Quarter Fiscal 2014 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

99.10         Press release slideshow presentation (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:                                               Media Contact:
Brian Campbell, Investor Relations                 Linda Dunbar, Corporate Media Relations
201.748.6874                                                        201.748.6390
brian.campbell@wiley.com                               ldunbar@wiley.com

Wiley Reports Third Quarter Fiscal 2014 Results

•	Adjusted revenue of $458 million, up 1% on a constant currency basis
•	Adjusted revenue change by segment on a constant currency basis and excluding the divested consumer publishing programs: Research +3%, Professional Development -5%, and Education even
•	Journal subscription revenue of $154 million, up 7% over prior year and 4% year-to-date on a constant currency basis
•	Adjusted EPS of $0.93, even with prior year on a constant currency basis
•	Full year financial outlook reaffirmed

March 11, 2014 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and knowledge-enabled services that improve outcomes in research, professional practice, and education, today announced the following results for the third quarter of fiscal year 2014, ending January 31, 2014:

                                                       Change
$ millions	FY14	FY13	Excluding FX	Including FX
ADJUSTED
Revenue Q3 Nine Months	$458 $1,318	$459 $1,275	1% 4%	0% 3%
EPS Q3 Nine Months	$0.93 $2.28	$0.93 $2.20	0% 4%	0% 4%
US GAAP
Revenue Q3 Nine Months	$458 $1,318	$472 $1,315	(2%) 1%	(3%) 0%
EPS Q3 Nine Months	$0.88 $2.10	$0.95 $2.26	(7%) (7%)	(7%) (7%)
Please see the attached financial schedules for more detail

Business Summary
“Through three quarters, research journal performance has been favorable, with 4% revenue growth in journal subscriptions, strong revenue growth in author-funded open access, and a solid start to subscription billings for volume year 2014,” said Steve Smith, President and CEO of Wiley.  “In addition, professional and education solutions, including talent management, WileyPLUS, and online program management, continue to show strong double-digit revenue growth.”

With one quarter remaining in the fiscal year, the company reaffirmed its full-year guidance for low single-digit adjusted revenue growth and adjusted EPS of $2.85 to $2.95.

Third Quarter Highlights
•
Adjusted revenue on a constant currency basis rose 1% over prior year to $458 million, excluding the prior year operating results of the divested consumer publishing programs ($13.9 million of revenue in Q3 FY13). Revenue in the year-ago period included a $4 million favorable impact from shipments delayed into that quarter due to distribution disruptions caused by Hurricane Sandy. Revenue fell 3% on a US GAAP basis.

•
Adjusted earnings per share (EPS) was even at $0.93.  Adjusted EPS for the current quarter excludes restructuring charges of $4.3 million ($0.05/share), and the prior year period excludes the operating results of the divested consumer publishing program of $2.0 million ($0.02/share).   Adjusted revenue and margin growth, restructuring and other savings, and lower income taxes were offset by higher incentive compensation accruals, a 4% increase in technology expense, and a lower property tax incentive.  US GAAP EPS for the quarter was $0.88 per share compared to $0.95 per share in the prior period.

•
Free Cash Flow of $84.6 million for the first nine months was roughly even with the prior year period.  Lower disputed income tax deposits paid to the German government were offset by lower cash collections in the quarter and higher payments related to the restructuring program as compared to the year-ago period.

•
Restructuring update:  Wiley recorded restructuring charges of $4.3 million this quarter related to its previously announced restructuring program.  Including this charge, Wiley has recorded $51.8 million in restructuring charges since the program was announced in January 2013. The Company expects to record additional restructuring charges in the fourth quarter of approximately $10 million.   As of January 31, 2014, Wiley had developed and approved  plans  to achieve $75 million of its $80 million FY15 run-rate savings goal, with more than half of the $80 million expected to improve earnings in FY15 and the remainder reinvested into the business.

•
Share repurchases: In the quarter, Wiley repurchased 375K shares for $20.0 million, an average price of $53.30 per share.  Fiscal year-to-date, the Company has repurchased 810K shares for $38.5 million, an average price of $47.53.  As of January 31, Wiley had nearly 3.7 million shares remaining in the program.

Adjusted Results
The Company provides financial measures referred to as “adjusted” revenue, contribution to profit,  and EPS, which exclude restructuring charges, operating results from divestitures, impairment charges, gain on the sale of publishing programs, and the deferred tax benefits from the changes in UK income tax rates. Variances to adjusted revenue, contribution to profit, and EPS exclude FX impacts unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Foreign Exchange (“FX”)
Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both period-over-period currency translation effects and transactional gains and losses.

RESEARCH
•
Revenue:  Third quarter revenue on a constant currency basis rose 3% to $248.8 million, driven by journal subscription revenue growth of 7%, which included favorable impacts from production timing.  Also contributing were digital book sales (+12%) and open access (+$3 million).  Partially offsetting this growth was a 16% decline in print book revenue.  For the first nine months, revenue on a constant currency basis was up 3%, with journal subscription revenue up 4%.

•
Adjusted Contribution to Profit: Third quarter adjusted contribution to profit (after allocated shared services and administrative costs) grew 2% on a constant currency basis to $69.0 million, with higher society royalty costs and accrued incentive compensation partially offsetting revenue growth.  For the first nine months, adjusted contribution to profit (after shared services and administrative costs) grew 5% to $210.8 million, excluding the impact of foreign exchange.

•	Calendar Year 2014 Journal Subscriptions: At the end of January, calendar year 2014 journal subscriptions were up 4% with 81% of targeted business closed for the 2014 volume year.
•
Society Business:  Two new society journals were signed in the quarter with combined annual revenue of $1.7 million; 50 were renewed worth approximately $19 million annually; and eight journals with combined annual revenue of $5.3 million were not renewed, primarily due to the conclusion of one society relationship.

•
Other Key Developments:   In January, Wiley announced a partnership with technology company Knode to provide customized portals to learned societies and other academic organizations worldwide.  Wiley’s cloud-based portal is populated with more than 20 million documents and millions of expert profiles. Researchers are using Knode to find experts, identify and connect with collaborators, and promote their expertise to the world. For society executives and institutional research managers, custom analytics provide aggregated views of research expertise and output.

PROFESSIONAL DEVELOPMENT
•
Adjusted Revenue:  Third quarter adjusted revenue declined 5% to $94.2 million, excluding FX and revenue from the divested consumer publishing programs ($13.9 million) in the prior year period.  Adjusted revenue performance was driven by a decline in print books (-9%), particularly due to lower demand for technology titles and the discontinuation of certain low-margin non-divested consumer titles, which offset solid growth in online training and assessment (+20%) and digital books (+9%).  Revenue in the year-ago period included a $2 million favorable impact from shipments delayed into that quarter due to distribution disruptions caused by Hurricane Sandy.  For the first nine months, adjusted revenue on a constant currency basis was down 1%.

•
Adjusted Contribution to Profit:  Third quarter adjusted contribution to profit (after allocated shared service and administrative costs) grew 21% to $11.9 million due to restructuring savings and higher margin digital revenue, which offset the revenue decline in print books.  Adjusted contribution to profit excludes restructuring charges and the operating results from the divested consumer assets in the prior year.  For the first nine months, adjusted contribution to profit (after shared services and administrative costs) grew 48% to $22.8 million, excluding the impact of foreign exchange.

•
Acquisitions:  In January, Wiley acquired the assets of Elan Guides, an early-stage CFA test preparation company.   Elan’s CFA test preparation materials will be incorporated into Wiley’s test preparation platform for business and finance professionals.  Terms were not disclosed.

EDUCATION
•
Revenue:  Third quarter revenue was $114.9 million, essentially even on a constant currency basis.  Revenue growth from WileyPLUS (+20%), Deltak (+12%), and Binder and Custom Products (+3%) offset a decline in both print textbooks (-8%) and digital books (-8%).   Note that Deltak’s third quarter 2013 reported results included an extra week carried forward from the acquisition closing date, which occurred just prior to the end of the second quarter 2013.  Excluding the impact of that carry-over period, Deltak revenue increased by approximately 20% as compared to the year-ago quarter.  Education revenue in the year-ago period also included a $2 million favorable impact from shipments delayed into that quarter due to disruptions caused by Hurricane Sandy, and earlier ordering from Australian schools that benefitted the second quarter of 2014.  Digital textbook growth for the period was unfavorably impacted by weakened enrollment at for-profit institutions.  For the first nine months, Education revenue overall increased 12% on a constant currency basis to $299.7 million, primarily due to the first half contribution from Deltak ($31 million).

•
Adjusted Contribution to Profit:  Third quarter adjusted contribution to profit (after allocated shared service and administrative costs) declined 9% to $30.5 million, reflecting changes in revenue mix and higher accrued incentive costs.  For the first nine months, adjusted contribution to profit (after shared services and administrative costs) increased 2% to $59.4 million, excluding the impact of foreign exchange.

•
Online Program Management (OPM):  Deltak secured two university partners in the quarter, bringing the total number of institutions under contract to 36.  As of January 31, 2014, Deltak had 120 programs generating revenue and 45 programs under contract and in development but not yet generating revenue.

(Please see the attached tables for more information, including Quarter and Year-to-Date Segment Revenue Statistics by Product/Service and Subject Category)

Earnings Conference Call
•	Scheduled for today, March 11, at 10:00 a.m. (EDT)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 337-8198 and enter the participant code 9980621#
•	International callers, please dial (719) 325-2464 and enter the participant code 9980621#
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.   In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2014 AND 2013
(in thousands, except per share amounts)

THIRD QUARTER ENDED JANUARY 31,

	2014			2013			% Change
	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjustments (B-D)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$457,933	-	457,933	472,435	(13,858)	458,577	-3%	1%

Costs and Expenses
Cost of Sales	130,563	-	130,563	141,794	(9,143)	132,651	-8%	-1%
Operating and Administrative	238,569	-	238,569	235,857	(2,678)	233,179	1%	3%
Restructuring Charges (A)	4,256	(4,256)	-	-	-	-
Amortization of Intangibles	11,165	-	11,165	11,158	-	11,158	0%	0%

Total Costs and Expenses	384,553	(4,256)	380,297	388,809	(11,821)	376,988	-1%	1%

Operating Income	73,380	4,256	77,636	83,626	(2,037)	81,589	-12%	-3%
Operating Margin	16.0%		17.0%	17.7%		17.8%

Interest Expense	(3,485)	-	(3,485)	(3,827)	-	(3,827)	-9%	-9%
Foreign Exchange Gain (Loss)	29	-	29	(1,147)	-	(1,147)	-103%	2%
Interest Income and Other	466	-	466	342	-	342	36%	36%

Income Before Taxes	70,390	4,256	74,646	78,994	(2,037)	76,957	-11%	-3%

Provision (Benefit) for Income Taxes (A-D)	17,901	1,347	19,248	21,894	(775)	21,119	-18%	-9%

Net Income	$52,489	2,909	55,398	57,100	(1,262)	55,838	-8%	0%

Earnings Per Share- Diluted	$0.88	0.05	0.93	0.95	(0.02)	0.93	-7%	0%

Average Shares - Diluted	59,713	59,713	59,713	60,254	60,254	60,254

NINE MONTHS ENDED JANUARY 31,

	2014			2013			% Change
	US GAAP	Adjustments (A,B,E)	Adjusted	US GAAP	Adjustments (A-E)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$1,318,106	-	1,318,106	1,314,924	(40,359)	1,274,565	0%	4%

Costs and Expenses
Cost of Sales	380,706	-	380,706	398,592	(25,505)	373,087	-4%	3%
Operating and Administrative	713,090	-	713,090	689,833	(12,118)	677,715	3%	6%
Restructuring Charges (A)	27,327	(27,327)	-	4,841	(4,841)	-
Impairment Charges (B)	4,786	(4,786)	-	15,521	(15,521)	-
Amortization of Intangibles	33,066	-	33,066	30,404	(53)	30,351	9%	9%

Total Costs and Expenses	1,158,975	(32,113)	1,126,862	1,139,191	(58,038)	1,081,153	2%	5%

Gain on Sale of Travel Publishing Program (C)	-	-	-	9,829	(9,829)	-

Operating Income	159,131	32,113	191,244	185,562	7,850	193,412	-14%	0%
Operating Margin	12.1%		14.5%	14.1%		15.2%

Interest Expense	(10,348)	-	(10,348)	(9,557)	-	(9,557)	8%	8%
Foreign Exchange Gain (Loss)	329	-	329	(1,599)	-	(1,599)	-121%	-2%
Interest Income and Other	2,095	-	2,095	1,569	-	1,569	34%	34%

Income Before Taxes	151,207	32,113	183,320	175,975	7,850	183,825	-14%	0%

Provision (Benefit) for Income Taxes (A-E)	26,588	21,126	47,714	39,701	11,068	50,769	-33%	-5%

Net Income	$124,619	10,987	135,606	136,274	(3,218)	133,056	-9%	3%

Earnings Per Share- Diluted	$2.10	0.19	2.28	2.26	(0.05)	2.20	-7%	4%

Average Shares - Diluted	59,388	59,388	59,388	60,349	60,349	60,349

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2014 AND 2013

RECONCILIATION OF US GAAP EPS TO ADJUSTED EPS - DILUTED (UNAUDITED)

	Third Quarter Ended		Nine Months Ended
	January 31,		January 31,
	2014	2013	2014	2013

US GAAP Earnings Per Share - Diluted	$0.88	$0.95	$2.10	$2.26
Adjusted to exclude the following:
Restructuring Charges (A)	(0.05)	-	(0.31)	(0.06)
Impairment Charges (B)	-	-	(0.06)	(0.16)
Gain on Sale of Travel Publishing Program (C)	-	-	-	0.10
Operational Results of Divested Consumer Programs (D)	-	0.02	-	0.03
Deferred Income Tax Benefit on UK Rate Change (E)	-	-	0.18	0.14

Adjusted Earnings Per Share - Diluted	$0.93	$0.93	$2.28	$2.20

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
(A)
RESTRUCTURING CHARGES: The adjusted results for the three and nine months ended January 31, 2014 and the nine months ended January 31, 2013 exclude restructuring charges related to the Company's Restructuring and Reinvestment Program of $4.3 million ($2.9 million after tax, $0.05 per share), $27.3 million ($18.3 million after tax, $0.31 per share) and $4.8 million ($3.5 million after tax, $0.06 per share), respectively.

(B)
Impairment Charges: The adjusted results for the nine months ended January 31, 2014 exclude asset impairment charges related to certain technology investments of $4.8 million ($3.4 million after tax, $0.06 per share).  The adjusted results for the nine months ended January 31, 2013 exclude asset impairment charges related to the divested Professional Development consumer publishing programs of $15.5 million ($9.6 million after tax, $0.16 per share).

(C)
Gain on Sale of Travel Publishing Program: The adjusted results for the nine months ended January 31, 2013 exclude a gain on sale of the travel publishing program of $9.8 million ($6.2 million after tax, $0.10 per share).

(D)
Operating Results of Divested Consumer Programs: The adjusted results for the three and nine months ended January 31, 2013 exclude the operating results of the divested Professional Development consumer publishing programs sold in fiscal year 2013.

(E)
Deferred Income Tax Benefit on UK Rate Change: The adjusted results for the nine months ended January 31, 2014 and 2013 exclude deferred tax benefits of $10.6 million ($0.18 per share) and $8.4 million ($0.14 per share), respectively. The tax benefits are associated with tax legislation enacted in the United Kingdom that reduced the U.K. corporate income tax rates by 3% and 2%, respectively.  The benefits reflect the remeasurement of the Company's deferred tax balances to the new income tax rates of 21% effective April 1, 2014 and 20% effective April 1, 2015 and had no current cash tax impact.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2014 AND 2013
(in thousands)

THIRD QUARTER ENDED JANUARY 31,

	2014			2013			% Change
	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjustments (B-D)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$248,797	-	248,797	240,902	-	240,902	3%	3%
Professional Development	94,201	-	94,201	113,106	(13,858)	99,248	-17%	-5%
Education	114,935	-	114,935	118,427	-	118,427	-3%	0%

Total	$457,933	-	457,933	472,435	(13,858)	458,577	-3%	1%

Direct Contribution to Profit
Research	$103,244	(782)	102,462	100,369	-	100,369	3%	2%
Professional Development	31,740	(833)	30,907	30,780	(2,037)	28,743	3%	8%
Education	44,505	117	44,622	48,376	-	48,376	-8%	-4%

Total	$179,489	(1,498)	177,991	179,525	(2,037)	177,488	0%	1%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$69,799	(782)	69,017	67,715	-	67,715	3%	2%
Professional Development	12,760	(833)	11,927	11,877	(2,037)	9,840	-	21%
Education	30,377	117	30,494	35,055	-	35,055	-13%	-9%

Total	$112,936	(1,498)	111,438	114,647	(2,037)	112,610	-1%	0%

Unallocated Shared Services and Admin. Costs	(39,556)	5,754	(33,802)	(31,021)	-	(31,021)	28%	10%

Operating Income	$73,380	4,256	77,636	83,626	(2,037)	81,589	-12%	-3%

Total Shared Services and Admin. Costs by Function
Distribution	$(24,384)	17	(24,367)	(25,911)	-	(25,911)	-6%	-5%
Technology Services	(46,154)	2,283	(43,871)	(42,381)	-	(42,381)	9%	4%
Finance	(11,842)	882	(10,960)	(10,273)	-	(10,273)	15%	8%
Other Administration	(23,729)	2,572	(21,157)	(17,334)	-	(17,334)	37%	23%
Total	$(106,109)	5,754	(100,355)	(95,899)	-	(95,899)	11%	5%

NINE MONTHS ENDED JANUARY 31,

	2014			2013			% Change
	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjustments (A-D)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$747,532	-	747,532	726,679	-	726,679	3%	3%
Professional Development	270,832	-	270,832	316,360	(40,359)	276,001	-14%	-1%
Education	299,742	-	299,742	271,885	-	271,885	10%	12%

Total	$1,318,106	-	1,318,106	1,314,924	(40,359)	1,274,565	0%	4%

Direct Contribution to Profit
Research	$309,832	4,590	314,422	300,624	2,966	303,590	3%	4%
Professional Development	76,759	4,834	81,593	71,949	4,263	76,212	7%	8%
Education	102,687	375	103,062	99,150	169	99,319	4%	6%

Total	$489,278	9,799	499,077	471,723	7,398	479,121	4%	5%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$206,230	4,590	210,820	199,663	2,966	202,629	3%	5%
Professional Development	17,944	4,834	22,778	11,296	4,263	15,559	-	48%
Education	59,019	375	59,394	60,063	169	60,232	-2%	2%

Total	$283,193	9,799	292,992	271,022	7,398	278,420	4%	7%

Unallocated Shared Services and Admin. Costs	(124,062)	22,314	(101,748)	(85,460)	452	(85,008)	45%	21%

Operating Income	$159,131	32,113	191,244	185,562	7,850	193,412	-14%	0%

Total Shared Services and Admin. Costs by Function
Distribution	$(75,937)	2,591	(73,346)	(77,589)	193	(77,396)	-2%	-4%
Technology Services	(147,124)	13,243	(133,881)	(115,162)	256	(114,906)	28%	17%
Finance	(33,174)	882	(32,292)	(31,263)	-	(31,263)	6%	4%
Other Administration	(73,912)	5,598	(68,314)	(62,147)	3	(62,144)	19%	11%
Total	$(330,147)	22,314	(307,833)	(286,161)	452	(285,709)	15%	8%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2014 AND 2013
(in thousands)

	Third Quarter Ended				Nine Months Ended
	January 31,				January 31,
	2014	2013	% Change	% Change excl. FX	2014	2013	% Change	% Change excl. FX

Research:
Direct Contribution to Profit	$103,244	100,369	3%	3%	309,832	300,624	3%	4%
Restructuring Charges (Credits) (A)	(782)	-			4,590	2,966
Adjusted Direct Contribution to Profit	102,462	100,369	2%	2%	314,422	303,590	4%	4%

Allocated Shared Services and Admin. Costs:
Distribution	(11,011)	(11,495)	-4%	-4%	(33,714)	(34,813)	-3%	-3%
Technology	(17,727)	(16,517)	7%	7%	(54,307)	(49,736)	9%	9%
Occupancy and Other	(4,707)	(4,642)	1%	1%	(15,581)	(16,412)	-5%	-4%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$69,017	67,715	2%	2%	210,820	202,629	4%	5%

Professional Development:
Direct Contribution to Profit	$31,740	30,780	3%	4%	76,759	71,949	7%	8%
Restructuring Charges (Credits) (A)	(833)	-			4,834	1,254
Impairment Charges (B)	-	-			-	15,521
Gain on Sale of Travel Publishing Program (C)	-	-			-	(9,829)
Direct Contribution to profit - Divested Consumer Publishing Programs (D)	-	(2,037)			-	(2,683)
Adjusted Direct Contribution to Profit	30,907	28,743	8%	8%	81,593	76,212	7%	8%

Allocated Shared Services and Admin. Costs:
Distribution	(9,320)	(10,196)	-9%	-7%	(27,861)	(30,937)	-10%	-9%
Technology	(7,543)	(7,238)	4%	4%	(23,260)	(21,662)	7%	7%
Occupancy and Other	(2,117)	(1,469)	44%	44%	(7,694)	(8,054)	-4%	-3%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$11,927	9,840	21%	21%	22,778	15,559	46%	48%

Education:
Direct Contribution to Profit	$44,505	48,376	-8%	-4%	102,687	99,150	4%	6%
Restructuring Charges (A)	117	-			375	169
Adjusted Direct Contribution to Profit	44,622	48,376	-8%	-4%	103,062	99,319	4%	6%

Allocated Shared Services and Admin. Costs:
Distribution	(4,012)	(4,074)	-2%	1%	(11,755)	(11,646)	1%	4%
Technology	(8,429)	(8,049)	5%	6%	(25,802)	(22,548)	14%	15%
Occupancy and Other	(1,687)	(1,198)	41%	49%	(6,111)	(4,893)	25%	27%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$30,494	35,055	-13%	-9%	59,394	60,232	-1%	2%

Total Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$111,438	112,610	-1%	0%	292,992	278,420	5%	7%

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	(39,556)	(31,021)	28%	28%	(124,062)	(85,460)	45%	46%
Restructuring Charges (A)	5,754	-			17,528	452
Impairment Charges (B)	-	-			4,786	-
Adjusted Unallocated Shared Services and Admin. Costs	$(33,802)	(31,021)	9%	10%	(101,748)	(85,008)	20%	21%

Adjusted Operating Income	$77,636	81,589	-5%	-3%	191,244	193,412	-1%	0%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE STATISTICS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2014 AND 2013
(in millions)

	Third Quarter				Nine Months
	Ended January 31,		% of	% Change	Ended January 31,		% of	% Change
RESEARCH	2014	2013	Revenue	excl. FX	2014	2013	Revenue	excl. FX

Revenue by Product/Service:
Journal Subscriptions	$154,035	143,768	62%	7%	$478,374	461,611	64%	4%
Print Books	30,990	37,078	12%	-16%	89,483	101,279	12%	-11%
Digital Books	12,636	11,092	5%	12%	31,588	25,130	4%	25%
Open Access	4,347	1,310	2%	232%	11,538	3,691	2%	213%
Other (includes Reprints, Backfiles, Rights, Advertising)	46,789	47,654	19%	-2%	136,549	134,968	18%	2%
Total Revenue	$248,797	240,902	100%	3%	$747,532	726,679	100%	3%

Revenue by Subject Category:
Medicine	$68,264	69,275	27%	-1%	$212,926	212,763	28%	2%
Physical Sciences & Engineering	71,643	69,788	29%	1%	209,469	205,684	28%	1%
Life Sciences	61,639	54,128	25%	13%	186,533	167,657	25%	12%
Social Sciences & Humanities	46,252	46,807	19%	-1%	135,548	137,760	18%	-1%
Other	999	904	0%	11%	3,056	2,815	0%	9%
Total Revenue	$248,797	240,902	100%	3%	$747,532	726,679	100%	3%

	Third Quarter				Nine Months
	Ended January31,		% of	% Change	Ended January 31,		% of	% Change
PROFESSIONAL DEVELOPMENT	2014	2013	Revenue	excl. FX (a)	2014	2013	Revenue	excl. FX (a)

Revenue by Product/Service:
Print Books	$64,757	71,465	69%	-9%	$183,392	199,068	68%	-7%
Digital Books	11,459	10,507	12%	9%	34,352	28,801	13%	20%
Online Training & Assessment	8,792	7,336	9%	20%	26,713	21,047	10%	27%
Other (includes Rights, Translations, Advertising)	9,193	9,940	10%	-7%	26,375	27,085	10%	-2%
Divested Consumer Publishing Programs	-	13,858			-	40,359
Total Revenue	$94,201	113,106	100%	-5%	$270,832	316,360	100%	-1%

Revenue by Subject Category:
Business	$42,298	42,048	45%	1%	$123,263	119,360	46%	4%
Technology	21,863	24,747	23%	-11%	57,397	63,945	21%	-10%
Consumer	10,709	12,642	11%	-15%	30,467	33,729	11%	-9%
Professional Education	6,515	5,939	7%	11%	22,743	21,295	8%	7%
Architecture	6,685	6,764	7%	-1%	18,286	19,211	7%	-4%
Psychology	4,576	3,694	5%	24%	12,812	10,430	5%	23%
Other	1,555	3,414	2%	-52%	5,864	8,031	2%	-23%
Divested Consumer Publishing Programs	-	13,858			-	40,359
Total Revenue	$94,201	113,106	100%	-5%	$270,832	316,360	100%	-1%

Note (a) - Variance excludes the revenue of the divested Professional Development consumer publishing programs sold in fiscal year 2013.

	Third Quarter				Nine Months
	Ended January 31,		% of	% Change	Ended January 31,		% of	% Change
EDUCATION	2014	2013	Revenue	excl. FX	2014	2013	Revenue	excl. FX

Revenue by Product/Service:
Print Textbooks	$54,358	62,395	47%	-8%	$140,932	159,875	47%	-9%
Binder and Custom Products	12,896	12,463	11%	3%	43,970	39,260	15%	12%
Online Program Management (Deltak)	19,145	17,145	17%	12%	50,396	17,145	17%
Digital Books	7,964	8,803	7%	-8%	21,524	19,002	7%	15%
WileyPLUS	18,578	15,554	16%	20%	35,590	29,105	12%	23%
Other	1,994	2,067	2%	1%	7,330	7,498	2%	4%
Total Revenue	$114,935	118,427	100%	0%	$299,742	271,885	100%	12%

Revenue by Subject Category:
Business	$26,259	26,620	23%	1%	$66,355	64,440	22%	5%
Sciences	16,587	17,101	14%	-1%	53,564	53,402	18%	1%
Social Sciences	14,444	15,193	13%	-4%	40,271	41,814	13%	-3%
Engineering & Computer Science	12,865	14,388	11%	-9%	32,772	37,479	11%	-11%
Mathematics & Statistics	6,843	6,981	6%	-2%	21,899	21,366	7%	3%
Schools (Australia K-12)	13,906	17,040	12%	-7%	24,341	25,174	8%	9%
Online Program Management (Deltak)	19,145	17,145	17%		50,396	17,145	17%
Other	4,886	3,959	4%	26%	10,144	11,065	3%	-7%
Total Revenue	$114,935	118,427	100%	0%	$299,742	271,885	100%	12%

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	January 31,		April 30,
	2014	2013	2013

Current Assets
Cash & cash equivalents	$315,985	285,858	334,140
Accounts receivable	205,796	238,112	161,731
Inventories	79,168	85,999	82,017
Prepaid and other	60,540	53,552	57,083
Total Current Assets	661,489	663,521	634,971
Product Development Assets	89,142	99,186	87,876
Technology, Property and Equipment	181,092	193,856	189,625
Intangible Assets	961,931	989,534	954,957
Goodwill	856,707	844,673	835,540
Income Tax Deposits	61,086	34,055	45,868
Other Assets	61,799	56,059	57,538
Total Assets	$2,873,246	2,880,884	2,806,375

Current Liabilities
Accounts and royalties payable	$205,154	199,621	143,313
Deferred revenue	279,681	287,063	362,970
Accrued employment costs	88,514	57,116	85,306
Accrued income taxes	6,802	15,478	16,093
Accrued pension liability	4,386	3,606	4,359
Other accrued liabilities	48,017	57,843	55,128
Total Current Liabilities	632,554	620,727	667,169
Long-Term Debt	634,000	734,800	673,000
Accrued Pension Liability	195,037	141,855	204,362
Deferred Income Tax Liabilities	199,660	214,480	197,526
Other Long-Term Liabilities	76,005	72,531	75,962
Shareholders' Equity	1,135,990	1,096,491	988,356
Total Liabilities & Shareholders' Equity	$2,873,246	2,880,884	2,806,375

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Nine Months Ended
	January 31,
	2014	2013
Operating Activities:
Net income	$124,619	136,274
Amortization of intangibles	33,066	30,404
Amortization of composition costs	33,940	39,047
Depreciation of technology, property and equipment	43,596	41,124
Restructuring charges	27,327	4,841
Impairment charges	4,786	15,521
Gain on sale of travel publishing program	-	(9,829)
Deferred tax benefits on U.K. rate changes	(10,634)	(8,402)
Stock-based compensation expense	10,995	9,998
Excess tax benefits from stock-based compensation	2,880	(1,129)
Royalty advances	(83,237)	(83,317)
Earned royalty advances	77,663	69,726
Other non-cash charges and credits	12,547	31,570
Change in deferred revenue	(91,174)	(52,302)
Income tax deposit	(10,433)	(29,705)
Net change in operating assets and liabilities, excluding acquisitions	(22,144)	(31,666)
Cash Provided by Operating Activities	153,797	162,155

Investments in organic growth:
Composition spending	(30,460)	(35,599)
Additions to technology, property and equipment	(38,733)	(41,606)

Free Cash Flow	84,604	84,950

Other Investing and Financing Activities:
Acquisitions, net of cash	(5,150)	(258,735)
Proceeds from sale of consumer publishing programs	-	28,600
Repayment of long-term debt	(486,600)	(318,600)
Borrowings of long-term debt	447,600	578,400
Change in book overdrafts	(21,859)	(20,984)
Cash dividends	(44,182)	(43,252)
Purchase of treasury shares	(38,533)	(45,172)
Proceeds from exercise of stock options and other	48,540	24,232
Excess tax benefits from stock-based compensation	(2,880)	1,129
Cash Used for Investing and Financing Activities	(103,064)	(54,382)

Effects of Exchange Rate Changes on Cash	305	(4,540)

(Decrease) Increase in Cash and Cash Equivalents for Period	$(18,155)	26,028

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Composition spending	$(30,460)	(35,599)
Additions to technology, property and equipment	(38,733)	(41,606)
Acquisitions, net of cash	(5,150)	(258,735)
Proceeds from sale of consumer publishing programs	-	28,600
Cash Used for Investing Activities	$(74,343)	(307,340)

Financing Activities:
Cash Used for Investing and Financing Activities	$(103,064)	(54,382)
Excluding:
Acquisitions, net of cash	(5,150)	(258,735)
Proceeds from sale of consumer publishing programs	-	28,600
Cash (Used for) Provided by Financing Activities	$(97,914)	175,753

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: March 11, 2014